                                   EXHIBIT 99


                              STATEMENT PURSUANT TO
                             18 U.S.C. SECTION 1350
                                 AS REQUIRED BY
                  SECTION 906 OF THE SARBANES OXLEY ACT OF 2002


In connection with the Quarterly Report of TB Wood's Corporation (the "Company") on Form 10-Q for the quarter ended March 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify that to the best of our knowledge.

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial position and results of operations of the Company.



May 2, 2003 /s/ Michael L. Hurt       President (Principal Executive Officer)
            -------------------
            Michael L. Hurt


May 2, 2003 /s/ Thomas F. Tatarczuch  Vice President Finance (Principal
            ------------------------                         Financial Officer)
            Thomas F. Tatarczuch


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.